Exhibit 99.1

Aptiv Reports Second Quarter 2021 Financial Results
•Record Revenue Growth and Growth Over Market
•Raising Full Year Outlook

DUBLIN - Aptiv PLC (NYSE: APTV), a global technology company focused on making mobility safer, greener and more connected, today reported second quarter 2021 U.S. GAAP earnings of $0.54 per diluted share. Excluding special items, second quarter earnings totaled $0.60 per diluted share.

Second Quarter Financial Highlights Include:
•U.S. GAAP revenue of $3.8 billion, an increase of 94%
◦Revenue increased 85% adjusted for currency exchange, commodity movements and divestitures
•U.S. GAAP net income of $147 million, diluted earnings per share of $0.54
◦Excluding special items, diluted earnings per share of $0.60
•U.S. GAAP operating income margin of 7.5%
◦Adjusted Operating Income margin of 7.9%, Adjusted Operating Income of $301 million; Adjusted EBITDA of $498 million
•Generated $297 million of cash from operations
•Extended Credit Agreement to June 2026; converted to a green facility utilizing the Company’s existing sustainability-linked metrics and commitments

Year-to-Date Financial Highlights Include:
•U.S. GAAP revenue of $7.8 billion, an increase of 51%
◦Revenue increased 44% adjusted for currency exchange, commodity movements and divestitures
•U.S. GAAP net income of $426 million, diluted earnings per share of $1.57
◦Excluding special items, diluted earnings per share of $1.66
•U.S. GAAP operating income margin of 9.1%
◦Adjusted Operating Income margin of 9.4%, Adjusted Operating Income of $738 million; Adjusted EBITDA of $1,128 million
•Generated $549 million of cash from operations

“Aptiv’s first half performance, which includes record revenue growth and growth over market, in addition to record new business awards, further validates the strength of our portfolio of market relevant technologies aligned to the safe, green and connected megatrends,” said Kevin Clark, president and chief executive officer. “Our relentless focus on serving customers in this challenging environment is driving incremental volume and market share gains for Aptiv. These higher demand levels are represented in our raised outlook for the year, as we continue to work diligently to mitigate headwinds while the industry strives to meet post-pandemic demand levels. Our unique brain and nervous system capabilities are providing distinct advantages to help customers transition to the electrified, software-defined vehicle of the future, resulting in more content and expansive market opportunities. Moving forward, I am confident that the benefits of our flexible and sustainable business model, our track record of innovation and execution, and our strong balance sheet will continue to create value for all of our stakeholders.”

Second Quarter 2021 Results
For the three months ended June 30, 2021, the Company reported U.S. GAAP revenue of $3.8 billion, an increase of 94% from the prior year period. Adjusted for currency exchange, commodity movements and divestitures, revenue increased by 85% in the second quarter, lapping the impacts of the pandemic-related shutdowns in the prior year period. This reflects growth of 154% in North America, 123% in Europe, 17% in Asia, which includes growth of 2% in China, and 287% in South America, our smallest region.
The Company reported second quarter 2021 U.S. GAAP net income of $147 million and earnings of $0.54 per diluted share, compared to a net loss of $369 million and a loss of $1.43 per diluted share in the prior year period. Second quarter Adjusted Net Income, a non-GAAP financial measure defined below, totaled $170 million, or earnings of $0.60 per diluted share, compared to an Adjusted Net Loss of $287 million, or a loss of $1.10 per diluted share, in the prior year period.
Second quarter Adjusted Operating Income, a non-GAAP financial measure defined below, was $301 million, compared to an Adjusted Operating Loss of $229 million in the prior year period. Adjusted Operating margin was 7.9%, compared to (11.7)% in the prior year period, reflecting the impact of higher global vehicle production levels in the quarter, while lapping the impacts of the pandemic-related shutdowns in the prior year period. This includes the impact of incremental costs largely incurred in connection with the global supply chain disruptions currently impacting the industry. Depreciation and amortization expense totaled $197 million, an increase from $184 million in the prior year period.
Interest expense for the second quarter totaled $38 million, as compared to $44 million in the prior year period.
Tax expense in the second quarter of 2021 was $28 million, resulting in an effective tax rate of approximately 11%. Tax benefit in the second quarter of 2020 was $14 million, resulting in an effective tax rate of approximately 4%.
The Company generated net cash flow from operating activities of $297 million in the second quarter, compared to net cash flow used by operating activities of $106 million in the prior year period.

Year-to-Date 2021 Results
For the six months ended June 30, 2021, the Company reported U.S. GAAP revenue of $7.8 billion, an increase of 51% from the prior year period. Adjusted for currency exchange, commodity movements and divestitures, revenue increased by 44% during the period. This reflects growth of 47% in Europe, 46% in North America, 37% in Asia, which includes growth of 35% in China and 92% in South America, our smallest region.

For the 2021 year-to-date period, the Company reported U.S. GAAP net income of $426 million and earnings of $1.57 per diluted share, compared to $1,203 million and $4.66 per diluted share in the prior year period. Year-to-date Adjusted Net Income totaled $471 million, or $1.66 per diluted share, compared to an Adjusted Net Loss of $114 million, or losses of $0.44 per diluted share, in the prior year period.
The Company reported Adjusted Operating Income of $738 million for the six months ended June 30, 2021, compared to $2 million in the prior year period. Adjusted Operating margin was 9.4% for the six months ended June 30, 2021, compared to nil in the prior year period. Depreciation and amortization expense totaled $390 million, an increase from $364 million in the prior year period.
Interest expense for the six months ended June 30, 2021 totaled $78 million, as compared to $87 million in the prior year period.
Tax expense for the six months ended June 30, 2021 was $76 million, resulting in an effective tax rate of approximately 12%. Tax benefit in the prior year period was $4 million, resulting in an effective tax rate of nil.
The Company generated net cash flow from operating activities of $549 million in the six months ended June 30, 2021, compared to $55 million in the prior year period. As of June 30, 2021, the Company had cash and cash equivalents of $2.9 billion and total available liquidity of $5.5 billion.
Reconciliations of Adjusted Revenue Growth, Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Share, Adjusted Operating Income (Loss), Adjusted EBITDA and Cash Flow Before Financing, which are non-GAAP measures, to the most directly comparable financial measures, respectively, calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) are provided in the attached supplemental schedules.

Full Year 2021 Outlook
The Company’s full year 2021 financial guidance is as follows:

(in millions, except per share amounts)	Full Year 2021
Net sales	$16,115 - $16,415
Adjusted EBITDA	$2,380 - $2,460
Adjusted EBITDA margin	14.8% - 15.0%
Adjusted operating income	$1,590 - $1,670
Adjusted operating income margin	9.9% - 10.2%
Adjusted net income per share (1)	$3.63 - $3.87
Cash flow from operations	$1,800
Capital expenditures	$750
Adjusted effective tax rate	12%
(1) The Company’s full year 2021 financial guidance includes approximately $0.80 per diluted share for the anticipated equity losses to be recognized by Aptiv from the performance of the Motional autonomous driving joint venture.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 8:00 a.m. (ET) today, which is accessible by dialing +1.866.548.4713 (U.S.) or +1.929.477.0324 (international) or through a webcast at ir.aptiv.com. The conference ID number is 7245401. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company’s website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Aptiv’s financial results which are not presented in accordance with GAAP. Specifically, Adjusted Revenue Growth, Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Share and Cash Flow Before Financing are non-GAAP financial measures. Adjusted Revenue Growth represents the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements and divestitures. Adjusted Operating Income (Loss) represents net income (loss) before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, restructuring, other acquisition and portfolio project costs, asset impairments, gains (losses) on business divestitures and other transactions and deferred compensation related to acquisitions. Other acquisition and portfolio project costs include costs incurred to integrate acquired businesses and to plan and execute product portfolio transformation actions, including business and product acquisitions and divestitures. Adjusted Operating margin is defined as Adjusted Operating Income (Loss) as a percentage of net sales. Adjusted EBITDA represents net income (loss) before depreciation and amortization (including asset impairments), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items.
Adjusted Net Income (Loss) represents net income (loss) attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Adjusted Net Income (Loss) Per Share represents Adjusted Net Income (Loss) divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding for the period. The Adjusted Weighted Average Number of Diluted Shares Outstanding assumes the application of the if-converted method of share dilution, if not already applied for U.S. GAAP purposes of calculating the weighted average number of diluted shares outstanding. Cash Flow Before Financing represents cash provided by operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of other significant businesses.
Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position, results of operations and liquidity. In particular, management believes Adjusted Revenue Growth, Adjusted Operating Income (Loss), Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Share and Cash Flow Before Financing are useful measures in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and that may obscure underlying business results and trends. Management also uses these non-GAAP financial measures for internal planning and forecasting purposes.
Such non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measures in the attached supplemental schedules at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Aptiv
Aptiv is a global technology company that develops safer, greener and more connected solutions enabling a more sustainable future of mobility. Visit aptiv.com.

Forward-Looking Statements
This press release, as well as other statements made by Aptiv PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events, certain investments and acquisitions and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results. All statements that address future operating, financial or business performance or the Company’s strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: global and regional economic conditions, including conditions affecting the credit market and resulting from the United Kingdom’s exit from the European Union, commonly referred to as “Brexit”; uncertainties posed by the COVID-19 pandemic and the difficulty in predicting its future course and its impact on the global economy and the Company’s future operations; fluctuations in interest rates and foreign currency exchange rates; the cyclical nature of global automotive sales and production; the potential disruptions in the supply of and changes in the competitive environment for raw material and other materials integral to the Company’s products, including the current semiconductor supply shortage; the Company’s ability to maintain contracts that are critical to its operations; potential changes to beneficial free trade laws and regulations such as the United States-Mexico-Canada Agreement; the ability of the Company to integrate and realize the expected benefits of recent transactions; the ability of the Company to attract, motivate and/or retain key executives; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers; and the ability of the Company to attract and retain customers. Additional factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
# # #

APTIV PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in millions, except per share amounts)
Net sales	$3,807	$1,960	$7,830	$5,186
Operating expenses:
Cost of sales	3,205	1,947	6,501	4,672
Selling, general and administrative	266	217	521	469
Amortization	37	35	74	71
Restructuring	14	72	20	100
Gain on autonomous driving joint venture	—	—	—	(1,434)
Total operating expenses	3,522	2,271	7,116	3,878
Operating income (loss)	285	(311)	714	1,308
Interest expense	(38)	(44)	(78)	(87)
Other (expense) income, net	—	(6)	1	(7)
Income (loss) before income taxes and equity loss	247	(361)	637	1,214
Income tax (expense) benefit	(28)	14	(76)	4
Income (loss) before equity loss	219	(347)	561	1,218
Equity loss, net of tax	(53)	(18)	(95)	(16)
Net income (loss)	166	(365)	466	1,202
Net income (loss) attributable to noncontrolling interest	3	1	8	(4)
Net income (loss) attributable to Aptiv	163	(366)	458	1,206
Mandatory convertible preferred share dividends	(16)	(3)	(32)	(3)
Net income (loss) attributable to ordinary shareholders	$147	$(369)	$426	$1,203

Diluted net income (loss) per share:
Diluted net income (loss) per share attributable to ordinary shareholders	$0.54	$(1.43)	$1.57	$4.66
Weighted average number of diluted shares outstanding	271.06	258.21	271.10	258.59

APTIV PLC
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$2,926	$2,821
Restricted cash	52	32
Accounts receivable, net	2,654	2,812
Inventories	1,801	1,297
Other current assets	622	503
Total current assets	8,055	7,465
Long-term assets:
Property, net	3,193	3,301
Operating lease right-of-use assets	378	380
Investments in affiliates	1,908	2,011
Intangible assets, net	1,021	1,091
Goodwill	2,547	2,580
Other long-term assets	678	694
Total long-term assets	9,725	10,057
Total assets	$17,780	$17,522
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$16	$90
Accounts payable	2,574	2,571
Accrued liabilities	1,315	1,385
Total current liabilities	3,905	4,046
Long-term liabilities:
Long-term debt	4,031	4,011
Pension benefit obligations	503	525
Long-term operating lease liabilities	295	300
Other long-term liabilities	521	540
Total long-term liabilities	5,350	5,376
Total liabilities	9,255	9,422
Commitments and contingencies
Total Aptiv shareholders’ equity	8,322	7,905
Noncontrolling interest	203	195
Total shareholders’ equity	8,525	8,100
Total liabilities and shareholders’ equity	$17,780	$17,522

APTIV PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2021	2020
	(in millions)
Cash flows from operating activities:
Net income	$466	$1,202
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	390	364
Restructuring expense, net of cash paid	(28)	13
Deferred income taxes	4	(22)
Loss from equity method investments, net of dividends received	99	16
Loss on modification of debt	1	4
Gain on autonomous driving joint venture, net	—	(1,434)
Other, net	87	39
Changes in operating assets and liabilities:
Accounts receivable, net	160	734
Inventories	(501)	74
Accounts payable	23	(902)
Other, net	(140)	(17)
Pension contributions	(12)	(16)
Net cash provided by operating activities	549	55
Cash flows from investing activities:
Capital expenditures	(261)	(372)
Proceeds from sale of property / investments	2	4
Cost of business acquisitions and other transactions, net	(45)	(27)
Cost of technology investments	(1)	—
Settlement of derivatives	(9)	1
Net cash used in investing activities	(314)	(394)
Cash flows from financing activities:
Decrease in other short and long-term debt, net	(20)	(220)
Fees related to modification of debt agreements	(6)	(18)
Proceeds from the public offering of ordinary shares, net of issuance costs	—	1,115
Proceeds from the public offering of preferred shares, net of issuance costs	—	1,115
Dividend payments of consolidated affiliates to minority shareholders	—	(6)
Repurchase of ordinary shares	—	(57)
Distribution of mandatory convertible preferred share cash dividends	(32)	—
Distribution of ordinary share cash dividends	—	(56)
Taxes withheld and paid on employees’ restricted share awards	(45)	(33)
Net cash (used in) provided by financing activities	(103)	1,840
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(7)	(13)
Increase in cash, cash equivalents and restricted cash	125	1,488
Cash, cash equivalents and restricted cash at beginning of the period	2,853	429
Cash, cash equivalents and restricted cash at end of the period	$2,978	$1,917

APTIV PLC
FOOTNOTES
(Unaudited)

1. Segment Summary

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	%	2021	2020	%
	(in millions)			(in millions)
Net Sales
Signal and Power Solutions	$2,846	$1,435	98%	$5,868	$3,765	56%
Advanced Safety and User Experience	970	530	83%	1,981	1,432	38%
Eliminations and Other (a)	(9)	(5)		(19)	(11)
Net Sales	$3,807	$1,960		$7,830	$5,186

Adjusted Operating Income (Loss)
Signal and Power Solutions	$277	$(143)	294%	$648	$82	690%
Advanced Safety and User Experience	24	(86)	128%	90	(80)	213%
Eliminations and Other (a)	—	—		—	—
Adjusted Operating Income (Loss)	$301	$(229)		$738	$2

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The following table illustrates the weighted average shares outstanding used in calculating basic and diluted net income (loss) per share attributable to ordinary shareholders for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in millions, except per share amounts)
Weighted average ordinary shares outstanding, basic	270.49	258.03	270.40	256.77
Dilutive shares related to RSUs	0.57	0.18	0.70	0.25
Weighted average MCPS Converted Shares	—	—	—	1.57
Weighted average ordinary shares outstanding, including dilutive shares	271.06	258.21	271.10	258.59
Net income (loss) per share attributable to ordinary shareholders:
Basic	$0.54	$(1.43)	$1.58	$4.69
Diluted	$0.54	$(1.43)	$1.57	$4.66

APTIV PLC
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including “Adjusted Revenue Growth,” “Adjusted Operating Income (Loss),” “Adjusted EBITDA,” “Adjusted Net Income (Loss),” “Adjusted Net Income (Loss) Per Share” and “Cash Flow Before Financing.” Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted Revenue Growth: Adjusted Revenue Growth is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Revenue Growth in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Revenue Growth is defined as the year-over-year change in reported net sales relative to the comparable period, excluding the impact on net sales from currency exchange, commodity movements and divestitures and other transactions. Not all companies use identical calculations of Adjusted Revenue Growth, therefore this presentation may not be comparable to other similarly titled measures of other companies.

Three Months Ended June 30, 2021

Reported net sales % change	94%
Less: foreign currency exchange and commodities	9%
Less: divestitures and other, net	—%
Adjusted revenue growth	85%

Six Months Ended June 30, 2021

Reported net sales % change	51%
Less: foreign currency exchange and commodities	7%
Less: divestitures and other, net	—%
Adjusted revenue growth	44%

Adjusted Operating Income (Loss): Adjusted Operating Income (Loss) is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted Operating Income (Loss) in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Management also utilizes Adjusted Operating Income (Loss) as the key performance measure of segment income or loss and for planning and forecasting purposes to allocate resources to our segments, as management also believes this measure is most reflective of the operational profitability or loss of our operating segments. Adjusted Operating Income (Loss) is defined as net income (loss) before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted Operating Income (Loss), therefore this presentation may not be comparable to other similarly titled measures of other companies. Operating margin represents Operating income (loss) as a percentage of net sales, and Adjusted Operating margin represents Adjusted Operating Income (Loss) as a percentage of net sales.

Consolidated Adjusted Operating Income (Loss)
	Three Months Ended June 30,				Six Months Ended June 30,
	2021		2020		2021		2020
	($ in millions)
	$	Margin	$	Margin	$	Margin	$	Margin
Net income (loss) attributable to Aptiv	$163		$(366)		$458		$1,206
Interest expense	38		44		78		87
Other expense (income), net	—		6		(1)		7
Income tax expense (benefit)	28		(14)		76		(4)
Equity loss, net of tax	53		18		95		16
Net income (loss) attributable to noncontrolling interest	3		1		8		(4)
Operating income (loss)	$285	7.5%	$(311)	(15.9)%	$714	9.1%	$1,308	25.2%
Restructuring	14		72		20		100
Other acquisition and portfolio project costs	2		2		4		16
Asset impairments	—		4		—		4
Deferred compensation related to acquisitions	—		4		—		8
Gain on business divestitures and other transactions	—		—		—		(1,434)
Adjusted operating income (loss)	$301	7.9%	$(229)	(11.7)%	$738	9.4%	$2	—%

Segment Adjusted Operating Income (Loss)
(in millions)
Three Months Ended June 30, 2021	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$265	$20	$—	$285
Restructuring	11	3	—	14
Other acquisition and portfolio project costs	1	1	—	2
Adjusted operating income	$277	$24	$—	$301

Depreciation and amortization (a)	$153	$44	$—	$197

Three Months Ended June 30, 2020	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating loss	$(208)	$(103)	$—	$(311)
Restructuring	60	12	—	72
Other acquisition and portfolio project costs	1	1	—	2
Asset impairments	4	—	—	4
Deferred compensation related to acquisitions	—	4	—	4
Adjusted operating loss	$(143)	$(86)	$—	$(229)

Depreciation and amortization (a)	$143	$41	$—	$184

Six Months Ended June 30, 2021	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating income	$637	$77	$—	$714
Restructuring	9	11	—	20
Other acquisition and portfolio project costs	2	2	—	4
Adjusted operating income	$648	$90	$—	$738

Depreciation and amortization (a)	$302	$88	$—	$390

Six Months Ended June 30, 2020	Signal and Power Solutions	Advanced Safety and User Experience	Eliminations and Other	Total
Operating (loss) income	$(9)	$1,317	$—	$1,308
Restructuring	79	21	—	100
Other acquisition and portfolio project costs	8	8	—	16
Asset impairments	4	—	—	4
Deferred compensation related to acquisitions	—	8	—	8
Gain on business divestitures and other transactions	—	(1,434)	—	(1,434)
Adjusted operating income (loss)	$82	$(80)	$—	$2

Depreciation and amortization (a)	$282	$82	$—	$364

(a) Includes asset impairments.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s financial performance which management believes is useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provides improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Our management utilizes Adjusted EBITDA in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization (including asset impairment), interest expense, income tax (expense) benefit, other income (expense), net, equity income (loss), net of tax, restructuring and other special items. Not all companies use identical calculations of Adjusted EBITDA, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in millions)
Net income (loss) attributable to Aptiv	$163	$(366)	$458	$1,206
Interest expense	38	44	78	87
Income tax expense (benefit)	28	(14)	76	(4)
Net income (loss) attributable to noncontrolling interest	3	1	8	(4)
Depreciation and amortization	197	184	390	364
EBITDA	$429	$(151)	$1,010	$1,649
Other expense (income), net	—	6	(1)	7
Equity loss, net of tax	53	18	95	16
Restructuring	14	72	20	100
Other acquisition and portfolio project costs	2	2	4	16
Deferred compensation related to acquisitions	—	4	—	8
Gain on business divestitures and other transactions	—	—	—	(1,434)
Adjusted EBITDA	$498	$(49)	$1,128	$362

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share: Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share, which are non-GAAP measures, are presented as supplemental measures of the Company’s financial performance which management believes are useful to investors in assessing the Company’s ongoing financial performance that, when reconciled to the corresponding U.S. GAAP measure, provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance and which may obscure underlying business results and trends. Management utilizes Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share in its financial decision making process, to evaluate performance of the Company and for internal reporting, planning and forecasting purposes. Adjusted Net Income (Loss) is defined as net income (loss) attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Adjusted Net Income (Loss) Per Share is defined as Adjusted Net Income (Loss) divided by the Adjusted Weighted Average Number of Diluted Shares Outstanding, as reconciled below, for the period. Not all companies use identical calculations of Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share, therefore this presentation may not be comparable to other similarly titled measures of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in millions, except per share amounts)
Net income (loss) attributable to ordinary shareholders	$147	$(369)	$426	$1,203
Mandatory convertible preferred share dividends	16	3	32	3
Net income (loss) attributable to Aptiv	163	(366)	458	1,206
Adjusting items:
Restructuring	14	72	20	100
Other acquisition and portfolio project costs	2	2	4	16
Asset impairments	—	4	—	4
Deferred compensation related to acquisitions	—	4	—	8
Gain on business divestitures and other transactions	—	—	—	(1,434)
Debt modification costs	1	4	1	4
Gain on change in fair value of publicly traded equity securities	(9)	—	(9)	—
Tax impact of adjusting items (a)	(1)	(7)	(3)	(18)
Adjusted net income (loss) attributable to Aptiv	$170	$(287)	$471	$(114)

Adjusted weighted average number of diluted shares outstanding (b)	283.43	261.35	283.47	258.59
Diluted net income (loss) per share attributable to Aptiv	$0.54	$(1.43)	$1.57	$4.66
Adjusted net income (loss) per share	$0.60	$(1.10)	$1.66	$(0.44)

(a)	Represents the income tax impacts of the adjustments made for restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.
(b)
In June 2020, the Company issued $1,150 million in aggregate liquidation preference of 5.50% MCPS and received proceeds of $1,115 million, after deducting expenses and the underwriters’ discount of $35 million. Dividends on the MCPS are payable on a cumulative basis at an annual rate of 5.50% on the liquidation preference of $100 per share. Unless earlier converted, each share of MCPS will automatically convert on June 15, 2023 into between 1.0754 and 1.3173 shares of Aptiv’s ordinary shares, subject to further anti-dilution adjustments. For purposes of calculating Adjusted Net Income (Loss) Per Share, the Company has excluded the anticipated MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental ordinary shares deemed outstanding applying the “if-converted” method of calculating share dilution are referred to as the “Weighted average MCPS Converted Shares” in the following table). The Adjusted Weighted Average Number of Diluted Shares Outstanding calculated below, assumes the conversion of all 11.5 million MCPS and issuance of the underlying ordinary shares applying the “if-converted” method (method already applied for U.S. GAAP purposes of calculating the weighted average number of diluted shares outstanding for the six months ended June 30, 2020) on a weighted average outstanding basis for all periods subsequent to issuance of the MCPS. We believe that using the “if-converted” method provides additional insight to investors on the potential impact of the MCPS once they are converted into ordinary shares no later than June 15, 2023.

Adjusted Weighted Average Number of Diluted Shares Outstanding:
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in millions)
Weighted average number of diluted shares outstanding	271.06	258.21	271.10	258.59
Weighted average MCPS Converted Shares	12.37	3.14	12.37	—
Adjusted weighted average number of diluted shares outstanding	283.43	261.35	283.47	258.59

Cash Flow Before Financing: Cash Flow Before Financing is presented as a supplemental measure of the Company’s liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions, evaluating its liquidity and determining appropriate capital allocation strategies. Management believes this measure is useful to investors to understand how the Company’s core operating activities generate and use cash. Cash Flow Before Financing is defined as cash provided by operating activities plus cash provided by (used in) investing activities, adjusted for the purchase price of business acquisitions and net proceeds from the divestiture of discontinued operations and other significant businesses. Not all companies use identical calculations of Cash Flow Before Financing, therefore this presentation may not be comparable to other similarly titled measures of other companies. The calculation of Cash Flow Before Financing does not reflect cash used to service debt, pay dividends or repurchase shares and, therefore, does not necessarily reflect funds available for investment or other discretionary uses.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in millions)
Cash flows from operating activities:
Net income (loss)	$166	$(365)	$466	$1,202
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	197	184	390	364
Restructuring expense, net of cash paid	(3)	28	(28)	13
Working capital	(205)	(107)	(318)	(94)
Pension contributions	(6)	(7)	(12)	(16)
Gain on autonomous driving joint venture, net	—	—	—	(1,434)
Other, net	148	161	51	20
Net cash provided by (used in) operating activities	297	(106)	549	55

Cash flows from investing activities:
Capital expenditures	(127)	(167)	(261)	(372)
Cost of business acquisitions and other transactions, net	(45)	(22)	(45)	(27)
Cost of technology investments	(1)	—	(1)	—
Settlement of derivatives	(8)	—	(9)	1
Other, net	1	2	2	4
Net cash used in investing activities	(180)	(187)	(314)	(394)

Adjusting items:
Adjustment for cost of business acquisitions and other transactions, net	45	22	45	27
Cash flow before financing	$162	$(271)	$280	$(312)

Financial Guidance: The reconciliation of the forward-looking non-GAAP financial measures provided in the Company’s financial guidance to the most comparable forward-looking GAAP measure is as follows:

	Estimated Full Year
	2021 (1)
	( $ in millions)
Adjusted Operating Income	$	Margin (2)
Net income attributable to Aptiv	$995
Interest expense	149
Other expense, net	3
Income tax expense	176
Equity loss, net of tax	211
Net income attributable to noncontrolling interest	15
Operating income	1,549	9.5%
Restructuring	68
Other acquisition and portfolio project costs	13
Adjusted operating income	$1,630	10.0%

Adjusted EBITDA
Net income attributable to Aptiv	$995
Interest expense	149
Income tax expense	176
Net income attributable to noncontrolling interest	15
Depreciation and amortization	790
EBITDA	$2,125	13.1%
Other expense, net	3
Equity loss, net of tax	211
Restructuring	68
Other acquisition and portfolio project costs	13
Adjusted EBITDA	$2,420	14.9%

(1)	Prepared at the estimated mid-point of the Company’s financial guidance range.
(2)	Represents operating income, Adjusted Operating Income, EBITDA and Adjusted EBITDA, respectively, as a percentage of estimated net sales.

Estimated Full Year
2021 (1)
($ and shares in millions, except per share amounts)
Adjusted Net Income Per Share	$
Net income attributable to ordinary shareholders	$932
Mandatory convertible preferred share dividends	63
Net income attributable to Aptiv	995
Adjusting items:
Restructuring	68
Other acquisition and portfolio project costs	13
Debt modification costs	1
Gain on change in fair value of publicly traded equity securities	(9)
Tax impact of adjusting items	(3)
Adjusted net income attributable to Aptiv	$1,065

Adjusted weighted average number of diluted shares outstanding	283.64
Diluted net income per share attributable to Aptiv	$3.51
Adjusted net income per share	$3.75

(1)	Prepared at the estimated mid-point of the Company’s financial guidance range.

Investor Contact:
Elena Rosman
+1.917.994.3934
elena.rosman@aptiv.com

Media Contact:
Sarah McKinney
+1.617.603.7946
sarah.mckinney@aptiv.com